June 16, 2008

Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
New York, NY 10022

Re:	Lev Pharmaceuticals, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Lev Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 6,315,273 shares (the “Award Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance by the Company. This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the Certificate of Incorporation of the Company, as amended to date; (iii) the By-laws of the Company; (iv) the arrangements pursuant to which the Awards Shares have been or may be issued to the grantees; and (v) such other documents, certificates and records, including certificates and receipts of public officials and certificates of officers or other representatives of the Company, and others as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Lev Pharmaceuticals, Inc.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Award Shares are issued, all Award Shares will be issued in accordance with the terms agreements or arrangements pursuant to which the Corporation authorized such issuance and the consideration received by the Company for each Award Share delivered pursuant to the Plan shall not be less than the par value of the Common Stock.

          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

           Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Award Shares have been duly authorized for issuance and, when delivered and paid for as contemplated by the Registration Statement, the Award Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Becker & Poliakoff, LLP

Becker & Poliakoff, LLP